UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2006

NOVA OIL, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-32531	91-2028450
(State or other	(Commission File Number)	(I.R.S. Employer
Jurisdiction		Identification Number)
of incorporation)

The Riviana Building, 2777 Allen Parkway, Suite 800, Houston, Texas 77019

(Address of Principal Executive Offices)

713-869-6682

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR
230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Executive Employment Agreement

On June 13, 2006, Nova Oil, Inc. (the “Company”) entered into an employment agreement with Russell D. Sammons, the Vice President of Operations of the Company. Mr. Sammons’ employment agreement has a term of two years and provides for an annual salary of $100,000. In the event that Mr. Sammons is terminated without cause prior to the expiration of the employment agreement, the Company shall pay Mr. Sammons the per diem rate of the base salary multiplied by the number of calendar days between the date of termination and the expiration date of the employment agreement.

Also pursuant to the employment agreement and under the Company’s 2006 Equity Incentive Plan (the “2006 Plan”), the Board granted 300,000 non-qualified stock options to purchase shares of the Company’s common stock to Mr. Sammons at an exercise price of $2.62 per share, the fair market value of the common stock on the date of grant as determined by the Board pursuant to the 2006 Plan. The options granted expire ten years from the date of grant and vest monthly in equal installments over a three year period.

Bank Letter of Credit and Escrow Agreement

On June 15, 2006, the Company’s subsidiary Biosource America procured an irrevocable standby letter of credit through Sterling Bank in the amount of $3,000,000 in favor of an escrow agent as beneficiary for a construction project currently in progress.  The letter of credit secures the builder’s performance obligation under such construction project. Biosource America’s reimbursement obligations in respect of the letter of credit are secured by a certificate of deposit in the amount of $3,000,000. Such letter of credit was procured to replace a letter of credit originally procured by Kenosha Beef International, Ltd. for the benefit of an escrow agent in connection with the same construction project. The letter of credit expires on September 30, 2006.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF THE REGISTRANT

The disclosures regarding the letter of credit issued by Sterling Bank reported in Item 1.01 of this report are incorporated by reference into this Item 2.03.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On June 17, 2006, the Board appointed Russell “Rusty” Sammons as Vice President of Operations for the Company. Mr. Sammons, 33, was previously employed as a Turnaround and Majors Planning Section Supervisor with ExxonMobil Refining & Supply from 2002 until 2006, where he oversaw planning and controls of turnarounds and large maintenance jobs in ExxonMobil’s largest United States Refinery. From 2000 until 2002, Mr. Sammons was employed with ExxonMobil as a Maintenance Section Supervisor.  Mr. Sammons earned a master’s degree in business administration from the University of Houston and a bachelor’s degree in mechanical engineering from the Colorado School of Mines. The disclosures regarding Mr. Sammons’ employment agreement reported in Item 1.01 of this report are incorporated by reference into this Item 5.02.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NOVA OIL, INC.

By:	/s/ Kenneth T. Hern
Name:	Kenneth T. Hern
Title:	Chief Executive Officer

Date:  June 21, 2006